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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Numbers 33-63500 on Form S-8 and 33-80384 on Form S-3 of our reports dated January 26, 1996, except for Note 11 which the date is March 7, 1996, appearing, and incorporated by reference, in the Annual Report on Form 10-K of I-Flow Corporation for the fiscal year ended December 31, 1995.




DELOITTE & TOUCHE LLP

Costa Mesa,  California
March 27, 1996